Exhibit 23.4

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Alliance Bancorp:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement - prospectus.

/s/ KPMG LLP

Chicago, Illinois
March 16, 2001